AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 2011
REGISTRATION NO. 333-169495
UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONE LIBERTY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

MARYLAND		13-3147497
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

60 Cutter Mill Road Great Neck, New York 11021 (516) 466-3100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark H. Lundy, Esq. Senior Vice President and Secretary One Liberty Properties, Inc. 60 Cutter Mill Road Great Neck, New York 11021 (516) 466-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Jeffrey A. Baumel, Esq. Roland S. Chase, Esq. SNR Denton US LLP Two World Financial Center New York, New York 10281 (212) 768-6700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon the filing with the Commissions pursuant to Rule 462(e) under the Securities Act check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of  “large accelerated filer,” “accelerated filer,”  and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐ Non-Accelerated filer (Do not check if a smaller reporting company) ☐	Accelerated Filer ☒ Smaller reporting Company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable in connection with the sale and distribution of the securities registered hereby.  All amounts other than the SEC registration fee are estimated.

SEC Registration Fee	$17,825	(1)
Accounting Fees	$25,000
Legal Fees and Disbursements	$50,000
Printing Fees	$5,000
Miscellaneous	$2,175	(2)

Total:	$100,000

________________________
(1)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee due hereunder has been offset by the $2,302 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to Amendment No. 1 to Registration Statement on Form S-3 (No. 333-158215).

(2)
Does not include expenses of preparing any accompanying prospectus supplements, a FINRA filing fee of $30,500, listing fees, transfer agent fees and other expenses related to offerings of particular securities.

Item 15. Indemnification of Officers and Directors.

The registrant’s charter obligates it to indemnify its directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities, unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, or (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services, or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  The registrant’s charter provides for elimination of the liability of its directors and officers to the registrant or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time.

Item 16. Exhibits.

See the index to exhibits, which is incorporated herein by reference.

Item 17. Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.   Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Great Neck Plaza, State of New York on January 4, 2011.

One Liberty Properties, Inc. Registrant

By:	/s/ Patrick J. Callan, Jr.
Patrick J. Callan, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated, on January 4, 2011.

(Signature)	(Title)

*	Chairman of the Board of Directors
Fredric H. Gould

/s/ Patrick J. Callan, Jr.	President, Director and Chief Executive Officer
Patrick J. Callan, Jr.	(principal executive officer)

*	Director
Joseph A. Amato

*	Director
Charles Biederman

*	Director
James J. Burns

*	Director
Joseph A. DeLuca

*	Director
Matthew J. Gould

*	Director
Jeffrey A. Gould

*	Director
J. Robert Lovejoy

*	Director
Louis P. Karol

*	Director
Eugene I. Zuriff

/s/ David W. Kalish	Senior Vice President and Chief Financial Officer
David W. Kalish	(Principal Financial Officer)

/s/ Karen Dunleavy	Chief Accounting Officer (Principal Accounting Officer)
Karen Dunleavy

* By:	/s/ David W. Kalish
David W. Kalish
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement for common stock, preferred stock, warrants or subscription rights.**

4.1
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to One Liberty Properties, Inc.'s Registration Statement on Form S-2, Registration No. 333-86850, filed on April 24, 2002 and declared effective on May 24, 2002).

4.2	Articles Supplementary with respect to any preferred stock to be issued hereunder.**

4.3	Form of preferred stock certificate.**

4.4	Form of warrant agreement.**

4.5	Form of warrant certificate.**

4.6	Form of subscription rights agreement.**

4.7	Form of subscription rights certificate.**

5.1	Opinion of Sonnenschein Nath & Rosenthal LLP.*

8.1	Tax Opinion of Sonnenschein Nath & Rosenthal LLP.*

23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in its opinions filed as Exhibits 5.1 and 8.1).*

23.2	Consent of Ernst & Young LLP, independent registered public accountants.***

24.1	Powers of Attorney (included on the signature page of the Registration Statement).*

*	Previously filed.
**	To be incorporated by reference in connection with the offering of the offered securities.
***	Filed herewith.